As filed with the Securities and Exchange Commission on January 21, 2015

Registration Nos. 333-25707, 333-65383, 333-65385, 333-32178, 333-49522, 333-54140, 333-60152, 333-60168, 333-99739, 333-101908, 333-106388, 333-118065, 333-124210, 333-126225, 333-132248, 333-136937, 333-148454, 333-148455, 333-155352, 333-162763, 333-162764, 333-168459, 333-182638, 333-196519

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-25707

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-65383

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-65385

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-32178

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-49522

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-54140

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-60152

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-60168

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-99739

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-101908

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-106388

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-118065

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-124210

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-126225

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-132248

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-136937

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-148454

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-148455

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-155352

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-162763

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-162764

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-168459

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-182638

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-196519

UNDER THE SECURITIES ACT OF 1933

CUBIST PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3192085
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

65 Hayden Ave

Lexington, Massachusetts 02421

(Address of Principal Executive Offices) (Zip Code)

CUBIST PHARMACEUTICALS, INC.

AMENDED AND RESTATED 1993 STOCK OPTION PLAN

CUBIST PHARMACEUTICALS, INC.

1997 EMPLOYEE STOCK PURCHASE PLAN

CUBIST PHARMACEUTICALS, INC.

AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

TERRAGEN DISCOVERY INC. EMPLOYEE STOCK OPTION PLAN

(acquired by Cubist Pharmaceuticals, Inc. on October 23, 2000)

CUBIST PHARMACEUTICALS, INC.

2000 NONSTATUTORY STOCK OPTION PLAN

CUBIST PHARMACEUTICALS, INC.

2001 UK STOCK OPTION PLAN

CUBIST PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

CUBIST PHARMACEUTICALS, INC.

2002 STOCK IN-LIEU OF CASH COMPENSATION PLAN

CUBIST PHARMACEUTICALS, INC.

2002 DIRECTORS’ STOCK OPTION PLAN

AMENDED AND RESTATED 2002 DIRECTORS’ EQUITY INCENTIVE PLAN

(f/k/a Amended and Restated 2002 Directors’ Stock Option Plan)

CUBIST PHARMACEUTICALS, INC. 2010 EQUITY INCENTIVE PLAN

CUBIST PHARMACEUTICALS, INC. 2012 EQUITY INCENTIVE PLAN

CUBIST PHARMACEUTICALS, INC. 2014 OMNIBUS INCENTIVE PLAN

CUBIST PHARMACEUTICALS, INC. 2014 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Sunil Patel

Vice President

Cubist Pharmaceuticals, Inc.

65 Hayden Avenue

Lexington, Massachusetts 02421

(781) 860-8660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

James Modlin

David Schwartz

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004-1482

(212) 837-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”), filed by Cubist Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), deregister all shares of the Registrant’s common stock, $0.001 par value per share (the “Shares”) remaining unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•                  Registration Statement on Form S-8 (No. 333-25707), pertaining to the registration of 1,500,000 Shares, issuable under the Registrant’s Amended and Restated 1993 Stock Option Plan, which was filed with the Commission on April 23, 1997.

•                  Registration Statement on Form S-8 (No. 333-65383), pertaining to the registration of 250,000 Shares, issuable under the Registrant’s 1997 Employee Stock Purchase Plan, which was filed with Commission on October 6, 1998.

•                  Registration Statement on Form S-8 (No. 333-65385), pertaining to the registration of 655,427 Shares, issuable under the Registrant’s Amended and Restated 1993 Stock Option Plan, which was filed with the Commission on October 6, 1998.

•                  Registration Statement on Form S-8 (No. 333-32178), pertaining to the registration of 844,573 Shares, issuable under the Registrant’s Amended and Restated 1993 Stock Option Plan, which was filed with the Commission on March 10, 2000.

•                  Registration Statement on Form S-8 (No. 333-49522), pertaining to the registration of 1,000,000 Shares, issuable under the Registrant’s Amended and Restated 1993 Stock Option Plan, which was filed with the Commission on November 8, 2000.

•                  Registration Statement on Form S-8 (No. 333-54140), pertaining to the registration of 19,263 Shares, issuable under the TerraGen Discovery Inc. Employee Stock Option Plan, acquired by the Registrant on October 23, 2000 in connection with the acquisition of TerraGen Discovery Inc., which was filed with the Commission on January 23, 2001.

•                  Registration Statement on Form S-8 (No. 333-60152), pertaining to the registration of 1,080,359 Shares, issuable under the Registrant’s Amended and Restated 1993 Stock Option Plan, which was filed with the Commission on May 3, 2001.

•                  Registration Statement on Form S-8 (No. 333-60168), pertaining to the registration of an aggregate of 1,500,000 Shares, issuable under the Registrant’s 2000 Nonstatutory Stock Option Plan and 2001 UK Stock Option Plan, which was filed with the Commission on May 3, 2001.

•                  Registration Statement on Form S-8 (No. 333-99739), pertaining to the registration of an aggregate of 1,927,067 Shares, issuable under the Registrant’s Amended and Restated 1993 Stock Option Plan, Amended and Restated 2000 Equity Incentive Plan and 2002 Directors’ Stock Option Plan, which was filed with the Commission on September 18, 2002.

•                  Registration Statement on Form S-8 (No. 333-101908), pertaining to the registration of 250,000 Shares, issuable under the Registrant’s 2002 Stock In-Lieu of Cash Compensation Plan, which was filed with the Commission on December 17, 2002.

•                  Registration Statement on Form S-8 (No. 333-106388), pertaining to the registration of 60,000 Shares, issuable under the Registrant’s Amended and Restated 1993 Stock Option Plan, which was filed with the Commission on June 23, 2003.

•                  Registration Statement on Form S-8 (No. 333-118065), pertaining to the registration of an aggregate of 3,866,564 Shares, issuable under the Registrant’s Amended and Restated 2000 Equity Incentive Plan and Amended and Restated 2002 Directors’ Equity Incentive Plan, which was filed with the Commission on August 10, 2004.

•                  Registration Statement on Form S-8 (No. 333-124210), pertaining to the registration of 2,900,000 Shares, issuable under the Registrant’s Amended and Restated 2000 Equity Incentive Plan, which was filed with the Commission on April 21, 2005.

•                  Registration Statement on Form S-8 (No. 333-126225), pertaining to the registration of 250,000 Shares, issuable under the Registrant’s Amended and Restated 1997 Employee Stock Purchase Plan, which was filed with the Commission on June 29, 2005.

•                  Registration Statement on Form S-8 (No. 333-132248), pertaining to the registration of 3,046,436 Shares, issuable under the Registrant’s Amended and Restated 2000 Equity Incentive Plan, which was filed with the Commission on March 7, 2006.

•                  Registration Statement on Form S-8 (No. 333-136937), pertaining to the registration of 150,000 Shares, issuable under the Registrant’s Amended and Restated 2002 Directors’ Equity Incentive Plan, which was filed with the Commission on August 28, 2006.

•                  Registration Statement on Form S-8 (No. 333-148454), pertaining to the registration of 300,000 Shares, issuable under the Registrant’s Amended and Restated 1993 Stock Option Plan, which was filed with the Commission on January 3, 2008.

•                  Registration Statement on Form S-8 (No. 333-148455), pertaining to the registration of 250,000 Shares, issuable under the Registrant’s Amended and Restated 2002 Directors’ Equity Incentive Plan, which was filed with the Commission on January 3, 2008.

•                  Registration Statement on Form S-8 (No. 333-155352), pertaining to the registration of 2,017,764 Shares, issuable under the Registrant’s Amended and Restated 2000 Equity Incentive Plan, which was filed with Commission on November 13, 2008.

•                  Registration Statement on Form S-8 (No. 333-162764), pertaining to the registration of 400,000 Shares, issuable under the Registrant’s Amended and Restated 2002 Directors’ Equity Incentive Plan, which was filed with the Commission on October 30, 2009.

•                  Registration Statement on Form S-8 (No. 333-168459), pertaining to the registration of 6,000,000 Shares, issuable under the Registrant’s 2010 Equity Incentive Plan, which was filed with the Commission on August 2, 2010.

•                  Registration Statement on Form S-8 (No. 333-182638), pertaining to the registration of 5,000,000 Shares, issuable under the Registrant’s 2012 Equity Incentive Plan, which was filed with the Commission on July 12, 2012.

•                  Registration Statement on Form S-8 (No. 333-196519), pertaining to the registration of an aggregate of 7,307,734 Shares, issuable under the Registrant’s 2014 Employee Stock Purchase Plan and 2014 Omnibus Incentive Plan, which was filed with the Commission on June 4, 2014.

Pursuant to an Agreement and Plan of Merger, dated December 8, 2014, by and among Merck & Co., Inc., a New Jersey corporation (“Parent”), Mavec Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), and the Registrant, Purchaser was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation.  The Merger became effective on January 21, 2015.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated.  In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered under the Registration Statements but not sold under the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on January 21, 2015.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Sunil A. Patel
Name:	Sunil A. Patel
Title:	Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been below signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John Mustillo	Director	January 21, 2015
John Mustillo

/s/ Sunil A. Patel	Director	January 21, 2015
Sunil A. Patel